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                                                                   EXHIBIT 23.2


                         CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The SABRE Group Holdings, Inc. Deferred Compensation Plan, of our report dated January 19, 1998, except for Note 14, as to which the date is February 27, 1998, with respect to the consolidated financial statements of The SABRE Group Holdings, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.



Dallas, Texas
April 22, 1998